Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2015, in Amendment No.1 to the Registration Statement (Form S-1 No. 333-201644) and related Prospectus of FlexShopper, Inc. for the registration of 13,593,214 shares of its common stock.

/s/ EisnerAmper LLP

New York, NY

April 16, 2015